Execution Copy





                          Executive Retention Agreement



                  THIS AGREEMENT is entered into as of this 22nd day of May, 1998 ("Effective Date"), by and between PENNCORP FINANCIAL GROUP, INC., a Delaware corporation ("Company") and Scott D. Silverman ("Executive").

                  A. The Board of Directors of the Company desires to assure that key executives will devote their undivided time and attention to the Company without regard to concerns about an involuntary loss of employment without cause, and to assure the continuity and cooperation of management in the event of a change in ownership and the continued attention of Executive to his duties without any distraction arising out of the circumstances surrounding a change or potential change in ownership.

                  B. The Company and Executive desire to enter into an executive retention arrangement to protect Executive against an involuntary termination of employment without cause, to recognize the additional efforts of Executive that may be necessary to assist in and prepare for any potential change in ownership, and to encourage Executive to diligently perform his duties and responsibilities to ensure a smooth transition for any such change in ownership.

                  C. The Company and Executive have entered an Executive Employment Agreement dated to be effective as of the Effective Date (the "Employment Agreement"), which refers to and otherwise contemplates this Agreement.

                  For good and valuable consideration, including the mutual covenants herein, the parties hereto agree as follows:

                  1. Definitions. The following terms shall have the following meanings for purposes of this Agreement.

                  "Annual Pay" means:

                  (1) for any termination of employment on or prior to the first anniversary of Executive's employment with the Company pursuant to the terms of the Employment Agreement, $1,000,000; and

                  (2) for any termination of employment after the first anniversary of Executive's employment with the Company pursuant to the terms of the Employment Agreement and prior to the expiration of the Agreement Term (as defined in the Employment Agreement), the sum of:

                  (i) the annual rate of Base Salary (as defined in the Employment Agreement) payable to the Executive immediately before the termination, plus

                  (ii) an amount equal to the product of the annual rate of Base Salary times a percentage determined as follows -

                  (A) for a termination occurring during the 1999 calendar year and after the first anniversary of Executive's employment under the Employment Agreement, the percentage equal to the percentage of the annual rate of Base Salary that was paid (or payable) to Executive as the Incentive Bonuses (as defined in the Employment Agreement) for the Bonus Period (as defined in the Employment Agreement) ended on December 31, 1998, and

                  (B) for a termination occurring during the 2000 calendar year, the percentage equal to the percentage of the annual rate of Base Salary that is the average of the Incentive Bonuses for the Bonus Period ended on December 31, 1998, and the Incentive Bonuses for the Bonus Period ended December 31, 1999.

                  "Cause" means:

                  (1) for any termination prior to the earlier of a Change in Control or a Potential Change in Control, (i) a material and demonstrable adverse change after the Effective Date in the Executive's performance of his duties and responsibilities in effect as of the Effective Date, other than any changes in performance by reason of sickness or disability of the Executive and any changes in Executive's duties and responsibilities made after the Effective Date, (ii) willful misconduct or gross negligence in the performance of, or willful neglect of, the Executive's duties, which has caused demonstrable and serious injury (monetary or otherwise) to the Company, (iii) conviction (after exhaustion or expiration of all rights of appeal) of the Executive of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company, (iv) conviction (after exhaustion or expiration of all rights of appeal) of, or plea of nolo contendere to, a felony (excluding a traffic violation) by the Executive or (v) Executive's willful inattention to or willful lack of diligence in attempting to achieve, as part of the performance of his duties under the Employment Agreement, his performance goals set forth in Exhibit I and Exhibit II to the Employment Agreement; and

                  (2) for any termination on or after a Change in Control or Potential Change in Control, the Executive's (i) conviction (after exhaustion or expiration of all rights of appeal) of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company, (ii) conviction (after exhaustion or expiration of all rights of appeal) of, or plea of nolo contendere to, a felony (excluding a traffic violation).

No act or omission shall be considered "willful" if the Executive believed in good faith that such acts or omissions were in, or at least not opposed to, the best interests of the Company.

No act or omission shall constitute Cause unless the Board of Directors of the Company provides to the Executive (a) written notice clearly and fully describing the particular acts or omissions which the Board reasonably believes in good faith constitutes Cause and (b) an opportunity, within 30 days following his receipt of such notice, to meet in person with the Board of Directors to explain or defend the alleged acts or omissions relied upon by the Board and, to the extent practicable, to cure such acts or omissions. Executive shall further have the right to contest a determination of Cause by the Company by requesting arbitration on an expedited basis in accordance with the terms of Section 5.1 hereof.

                  "Change in Control" means (1) any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the "beneficial owner" (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or (2) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the members of the Company's Board of Directors (the "Board") and any new director, whose election to the Board or nomination for election to the Board by the Company's stockholders was approved by a vote of at least two-thirds

(2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (3) the Company shall merge with or consolidate into any other corporation, other than a merger or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding immediately thereafter securities representing more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (4) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets or such a plan is commenced.


                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Good Reason" means any of the following events occurring, without Executive's prior written consent specifically referring to this
Agreement:

                  (1) (A) any reduction in the amount of Executive's annual salary, guaranteed incentive compensation or aggregate incentive compensation opportunities (which reduction may also occur pursuant to any assignment of performance goals and corresponding awards which are inconsistent with prior performance goals and awards), (B) any significant reduction in the aggregate value of Executive's benefits as such benefits may be increased from time to time (unless such reduction is pursuant to a general change in benefits applicable to all similarly situated employees of the Company and its affiliates) or (C) any material and willful breach by the Company of any provision of this agreement or any written employment agreement with Executive;

                    (2) (A) assignment to Executive of any duties inconsistent with his status as Chief Administrative Officer and General Counsel of the Company, and as a member of the Company's Operating Committee, (B) the removal of Executive from his position as Chief Administrative Officer and General Counsel of the Company or as a member of the Company's Operating Committee, (C) the failure to retain Executive as the Chief Administrative Officer, General Counsel and as a member of the Operating Committee of any successor to the Company (whether by merger, consolidation or sale or disposition of all or substantially all of the assets of the Company) or any entity which directly or indirectly owns twenty five percent (25%) or more of any class of securities of the Company or any successor to the Company (whether by merger, consolidation or sale or disposition of all or substantially all of the assets of the Company) or (D) any significant change in the nature or status of Executive's duties or responsibilities;

                    (3) a significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the Executive's positions with the Company;

                    (4) (A) transfer of Executive's principal place of employment to a location more than 18 miles away from Bethesda, Maryland or (B) Executive is required to travel outside of the continental United States more than four times during any calendar year or for more than 10 days in the aggregate in any calendar year;

                    (5) failure by the Company to obtain the assumption agreement referred to in Section 12 of the Employment Agreement or Section 8 of this Agreement prior to the effectiveness of any succession referred to therein, unless the purchaser, successor or assignee referred to therein is bound to perform this Agreement by operation of law; or

                    (6) the Executive receives notice from any party to an agreement (or its representative) which contemplates a Change in Control that, on or after such Change in Control, an event will occur that will constitute Good Reason as described in (1) through (5) above.

Notwithstanding  the above, (i) the occurrence of any of the events described in
(1) through (5) above will not constitute Good Reason unless the Executive gives the Company written notice, within 90 calendar days after the Executive knew or should have known of the occurrence of any of the events described in (1) through (5) above, that such event constitutes Good Reason, and the Company thereafter fails to cure the event within the earlier of (x) the closing for a Change in Control or (y) thirty (30) days after receipt of such notice, and (ii) the receipt of notice described in (6) above will not constitute Good Reason until a Change in Control actually occurs and will otherwise not constitute Good Reason if the Executive is provided reasonable assurances by the Company prior to such Change in Control that an event described in (1) through (5) above is not contemplated on or after a Change in Control; provided, however, that any such assurances shall not impair or otherwise affect any of Executive's rights upon the occurrence of any Change in Control described in (1) through

(5) above or if there is any termination of Executive's employment by Company other than for Cause or by Executive with Good Reason.

                  "Potential Change in Control" means the occurrence of active discussions between the Company and a potential purchaser of the Company that contemplates a transaction which would result in a Change in Control, but only if a Change in Control results within twelve months following such occurrence.

                  2. Term. The term of this Agreement commences on the Effective Date and expires upon the earliest to occur of the following:

                  (a)      the expiration of the Agreement Term,

                  (b)      the Executive's death, or

                  (c)      the Executive's disability (within the meaning of the
                           long-term   disability   plan  in   effect   for  and
                           applicable to the Executive).

Any obligations of the Company under this Agreement or the Employment Agreement that arise, become effective, or accrue on, as of, or before the expiration of the Agreement Term or that arise, become effective, or accrue upon the death or disability of the Executive (even if, in any case, they are performable after the end of the Agreement or the death or disability of the Executive), however, shall survive the expiration or termination of this Agreement.

                  3.       Involuntary Termination Payment and Benefits

                  3.1 Involuntary Termination. In the event either (i) Executive's employment with the Company or its successor is terminated by Executive for Good Reason, (ii) the Executive's employment with the Company or its successor is terminated by the Company or its successor without Cause, or (iii) Executive's employment with the Company or its successor is terminated by reason of his death or disability, Executive shall be entitled to the following payments and other benefits:

                    a. An amount equal to the sum of (i) Executive's accrued and unpaid Base Salary and earned but unused vacation and personal days as of the date of termination of employment and any expenses that have not yet been reimbursed by Company under the Employment Agreement; plus (ii) his accrued and unpaid Incentive Bonuses, if any, for the prior Bonus Period, plus (iii) a pro rated portion of the annual Incentive Bonuses for the Special Bonus Period (as defined below) in which the Executive's termination occurs. For purpose of clause (iii), (A) the proration shall be calculated by applying the Pro Rata Factor (as defined in the Employment Agreement); (B) the "Special Bonus Period" shall mean (1) the Effective Date through the first anniversary of Executive's employment under the Employment Agreement, (2) the date following the first anniversary of Executive's employment under the Employment Agreement through December 31, 1999, and (3) January 1, 2000 through the last day of the Agreement Term; and (C) the annual Incentive Bonuses for each Special Bonus Period shall be (1) for the first Special Bonus period, an amount equal to $600,000 less any amount already paid to Executive as the Incentive Bonus(es) for the 1998 calendar year, (2) for the second Special Bonus period, an amount equal to the amount of the Incentive Bonus(es) paid (or payable) to Executive for the 1998 calendar year, and (3) for the third Special Bonus Period, an amount equal to the average of the Incentive

                    Bonus(es) paid (or payable) to Executive for the 1998 calendar year and the 1999 calendar year.

                    The amount described in clause (i) above shall be paid on the date of the termination of Executive's employment, and the amount or amounts described in clauses (ii) and (iii) above shall be paid on the earlier of the date of the Executive's termination of employment or the respective date that Incentive Bonuses are otherwise payable under the Employment Agreement.

                    b. Subject to Section 3.2 below, (i) in the case of termination by Executive for Good Reason or by Company without Cause, an amount equal to three times Executive's Annual Pay or (ii) in the case of a termination for death or disability, an amount equal to one and one-half times Executive's Annual Pay (as the case may be, "Termination Pay"). Termination Pay shall be paid on the earlier of (i) within ten (10) days after the Company's delivery of written notice to the Executive of termination of his employment without Cause or because of his disability, (ii) within thirty (30) days after the Executive's delivery of written notice to the Company of his resignation for Good Reason (unless cured), (iii) the date on which a Change in Control occurs or (iv) within thirty (30) days after the Executive's death (the "Payment Date").

                    c. Notwithstanding the language of any other agreement or document to the contrary, all unexercisable options to purchase shares of stock of the Company or of any entity affiliated with the Company that are held by the Executive shall become fully vested and immediately exercisable

                    (and shall remain exercisable until the expiration of the full term of those options).

                    d. All restricted stock of the Company and any other equity-based rights (including, without limitation, phantom stock) held by the Executive shall become fully vested and all restrictions thereon shall lapse.

                    e. A lump sum payment on the Payment Date equal to the Executive's unvested accrued benefit under any tax-qualified retirement plan sponsored by the Company.

                    f. Executive and his eligible dependents shall be entitled, for a period of three (3) years following the date of termination of employment, to continued coverage, at the cost of the Company, under the Company's group health, dental and life insurance plans as in effect from time to time (but not any other welfare benefit plans or any retirement plans); provided that coverage under any particular benefit plan shall expire with respect to the period after Executive becomes covered under another employer's plan providing for a similar type of benefit. In the event the Company is unable to provide such coverage on account of any limitations under the terms of any applicable contract with an insurance carrier or third party administrator, the Company shall pay Executive an amount equal to the cost of such coverage.

                  Except as provided in Section 3.2 below, the foregoing payments and benefits shall be in addition to and not in lieu of any payments or benefits to which Executive and his dependents may otherwise be entitled to under the Company's compensation and employee benefit plans, policies or practices. Nothing herein shall be deemed to restrict the right of the Company from amending or terminating any such plan in a manner generally applicable to similarly situated active employees of the Company and its affiliates, in which event Executive shall be entitled to participate on the same basis (but at the cost of the Company) as similarly situated active executives of the Company and its affiliates; provided, however, that no such amendment or termination shall impair or otherwise affect the Executive's rights or remedies under this Agreement or the Employment Agreement.

                  3.2 Offset for Other Severance Pay. There shall be no duplication of severance pay in any manner, in that Executive shall not be entitled to Termination Pay hereunder for more than one position with the Company. Further, Termination Pay shall be in lieu of any other payments in the nature of severance pay which Executive has received or will receive from the Company (excluding phantom stock awards payable under the Employment Agreement or any other amounts payable under Section 3.1 hereof). If Executive is entitled to Termination Pay, any other arrangement providing severance payments (except for phantom stock awards under the Employment Agreement and amounts under
Section 3.1 hereof) shall be deemed to be amended to eliminate any obligation for such payments to be provided thereunder to Executive. If Executive is entitled to any payment in lieu of notice of termination of employment under Federal, state or local law, including but not limited to the Worker Adjustment and Retraining Notification Act, the Termination Pay to which the Executive would otherwise be entitled under this Agreement shall be reduced by the amount of any such payment in lieu of notice.

                  3.3  Transition   Services.   If  Executive's   employment  is
terminated by the Company without Cause or by the Executive for Good Reason in connection with or at the time of a Purchase (as defined below) and the purchaser under the Purchase specifically requests the continued services of Executive after the closing of the Purchase, then, notwithstanding the termination without Cause or for Good Reason -- which shall be deemed to have occurred for all purposes of the Employment Agreement and this Agreement -- Executive will perform the requested transition services to the extent set forth below in this Section. In this Section, "Purchase" means a purchase of all or substantially all of the equity securities or assets of the Company that is negotiated with the Board of Directors of the Company by or on behalf of a purchaser. Executive will perform those transition services for up to (i) six months following the closing of the Purchase, or (ii) the expiration of the Agreement Term as defined in the Employment Agreement, whichever is earlier (the "Transition Period"). Executive's rendering those services will be conditioned, however, upon his receipt of (A) all payments and benefits due to Executive under the Employment Agreement and this Agreement, including (without limitation) all amounts due because of the termination without Cause or for Good Reason, and (B) compensation and benefits for his services during the Transition Period that are no less than the compensation and benefits to which he was entitled from the Company under the Employment Agreement and this Agreement before the Transition Period. Neither Executive's performance of the transition services described in this Section nor any other provisions of this Section shall be deemed to impair or affect any of the rights or remedies of Executive under the Employment Agreement or this Agreement as a result of a Change in Control or a termination without Cause or for Good Reason.

                  3.4. No Mitigation. The Executive shall not be obligated to seek or secure new employment or to become self-employed after termination of his employment with Company, but shall be obligated to report promptly to the Company any actual employment obtained during the period for which employee benefits continue pursuant to Section 3.1.

Except as expressly stated in Section 3.1.f of this Agreement, there shall be no offset against any amounts due to Executive under this Agreement on account of any remuneration or benefits attributable to any subsequent employment (including, without limitation, any self- employment) that he may obtain.

                  4.       Excise Taxes.

                           a.       Anything in this Agreement to  the  contrary
notwithstanding and except as set forth below, if it is determined that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 4) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment ("Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. Notwithstanding the foregoing provisions of this paragraph "a", if it is determined that Executive is entitled to a Gross-Up Payment, but that Executive, after taking into account the Payments and Gross-Up Payment, would not receive a net after-tax benefit of at least $25,000 (taking into account both income taxes and any Excise Tax) as compared to the net after-tax proceeds to Executive resulting from an elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to Executive and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

                  b. Subject to the provisions of paragraph "c" of this Section 4, all determinations required to be made under this Section 4, including (without limitation) whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be used in arriving at such determination, shall be made by a certified public accounting firm selected by the Company and reasonably acceptable to Executive (the "Accounting Firm"), which shall be retained to provide detailed supporting calculations both to the Company and Executive within 15 business days of the receipt of notice from Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be paid solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 4, shall be paid by the Company to Executive within five (5) days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. If the Company exhausts its remedies pursuant to paragraph "c" of this Section 4 and Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Executive.

                  c. Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid or appealed. Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive shall:

                  (a) give the Company any information reasonably requested by the Company relating to such claim,

                  (b)      take such action in connection with
                           contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Executive,

                  (c) cooperate with the Company in good faith in order to effectively contest such claim, and

                  (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph "c", the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct Executive to pay the tax claimed and sue for a refund or to contest the claim in any permissible manner, and Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Executive, on an interest-free basis, and shall indemnify and hold Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder, and Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  d. If, after the receipt by Executive of an amount advanced by the Company pursuant to paragraph "c" of this Section 4, Executive becomes entitled to receive any refund with respect to such claim, Executive shall (subject to the Company's complying with the requirements of paragraph "c" of this Section 4) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If after the receipt by Executive of an amount advanced by the Company pursuant to paragraph "c" of this Section 4, a determination is made that Executive shall not be entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  5.       Claims.

                  5.1 Arbitration of Claims. Company and Executive agree to settle by arbitration any dispute or controversy arising in connection with this Agreement, whether or not such dispute involves a plan subject to the Employee Retirement Income Security of 1974, as amended ("ERISA"). Such arbitration shall be conducted on an expedited basis in accordance with the Commercial Arbitration Rules of the American Arbitration Association before a panel of three arbitrators, selected by the American Arbitration Association, sitting in Bethesda, Maryland. The award of the arbitrators shall be final and nonappealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. All expenses of such arbitration shall be borne by the Company in accordance with Section 5.2 hereof.

                  5.2 Payment of Legal Fees and Costs. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which

Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of any action taken pursuant to the terms of this Agreement or the Employment Agreement, or of the validity or enforceability of, or liability under, any provision of this Agreement or the Employment Agreement, or any guarantee of performance thereof (including, without limitation, as a result of any contest by Executive about the amount of payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

                  5.3 Agent for Service of Legal Process. Service of legal process with respect to a claim under this Agreement or the Employment Agreement shall be made upon the Chief Executive Officer of the Company.

                  6. Tax Withholding. All payments to the Executive under this Agreement will be subject to the withholding of all applicable employment and income taxes.

                  7. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

                  8. Assignability; Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of Executive) and permitted assigns. No rights or obligations of Company under this Agreement may be assigned or transferred by Company (including, without limitation, by merger, consolidation or other operation of law), except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Company is not the
continuing  or  surviving   entity,  or  the
sale or liquidation of all or substantially all of the assets of Company, to one or more entities that have the financial and other ability to perform Company's obligations under this Agreement; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of Company and such assignee or transferee assumes the liabilities, obligations, and duties of Company under this Agreement, either contractually or as a manner of law. The Company will require any successor to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place.

                  9. Entire Agreement. Except for compensation and employee benefit plans or programs maintained by the Company from time to time and the Employment Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior Executive Retention Agreement between the Company and Executive. Nothing in this Agreement impairs or otherwise adversely affects any of Executive's rights to or under any stock option or restricted stock agreements with the Company (or any of its subsidiaries or affiliates) in effect on the Effective Date.

                  10. Notices. Any notice given to a party shall be in writing and shall be deemed to have been given when delivered personally or by courier, or upon receipt if sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently give such notice of:

If to Company:             PennCorp Financial Group, Inc.
                           590 Madison Avenue
                           New York, New York  10022
                           Attention:  Chief Executive Officer

If to Executive:           Scott D. Silverman
                           3 Bethesda Metro Center
                           Bethesda, Maryland  20814

                  11.      Amendment or Waiver.

                  No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by Executive and an authorized officer of Company (other than Executive). No waiver by either party of any breach by the other party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Executive or an authorized officer of Company (other than Executive), as the case may be.

                  12.      Survivorship.

                  The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment or the expiration of the Agreement Term or any expiration or termination of this Agreement, in each case to the extent necessary to the intended preservation of such rights and obligations.

                  13. Beneficiaries/References.

                  Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following Executive's death or incompetence by giving Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

                  14. Governing Law/Jurisdiction.

                  This Agreement shall be governed by and construed and interpreted in accordance with the laws of Maryland without reference to principles of conflict of laws. Jurisdiction and venue of any action or proceeding relating to this Agreement (to the extent permitted) shall be exclusively in state or federal courts in Montgomery County, Maryland.

                  15.      Headings.

                  The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

                  16.      Counterparts.

                  This Agreement may be executed in two or more counterparts.

                  IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date and year first above written.

                                       PENNCORP FINANCIAL GROUP, INC.


                                       /s/David Stone
                                       -------------------------------------
                                       Name:  David Stone
                                       Title: Chairman, President and CEO



                                       /s/Scott D. Silverman
                                       -------------------------------------
                                       Scott D. Silverman